EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

    We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, filed on October 1, 2004, of our report dated March 20, 2007 except Note 2, as to which the date is April 2, 2007, relating to the consolidated financial statements of Unicorp, Inc. appearing in the Form 10-KSB/A (First Amendment) for the year ended December 31, 2006.

/s/ Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.

Houston, Texas
April 5, 2007